Exhibit 99.1

LPL Financial Names Dan Arnold Chief Financial Officer

San Diego, CA – June 5, 2012 – LPL Financial LLC, the nation’s largest independent broker-dealer* and a wholly owned subsidiary of LPL Investment Holdings Inc. (NASDAQ: LPLA), today announced the appointment of Dan Arnold as chief financial officer, effective June 15. In the role of CFO, Mr. Arnold, currently managing director and head of strategy for LPL Financial, will succeed Robert Moore, who was named president and COO on May 1. Following a three-month transition of CFO responsibilities with Mr. Moore, Mr. Arnold will report to Mark Casady, LPL Financial chairman and CEO. Mr. Arnold will be based in San Diego.

“I am very pleased that Dan Arnold will be stepping up to the role of CFO,” said Mr. Casady. “Over the course of his 25-year career, Dan built and managed a business, led the integration of that business into LPL Financial, and has taken on leadership of a new department, Strategy, where he has already made a real impact on the way our firm approaches planning for the future.”

Before he was named head of strategy in October 2011, Mr. Arnold served as president of Institution Services, the LPL Financial business unit that provides third-party investment and insurance services to more than 750 banks and credit unions nationwide.

Mr. Casady continued, “As the latest step in the realignment of several of LPL Financial’s key executive leadership roles, our search for a new CFO led us to interview a number of talented leaders. We looked for a blend of knowledge, energy, and management expertise in an individual who would fit within and contribute to our strong culture. And what this search process clearly demonstrated is that we have in our midst an executive who is ready to take on a new challenge with expanded responsibility.”

In his new role as CFO, Mr. Arnold will have oversight of LPL Financial’s Finance organization, as well as its Internal Audit and Strategic Planning functions.

“I am pleased with this latest evolution in our leadership team, and with our track record in filling key roles with the best talent available. The success of our IPO and the following stage of our growth as a public company owes much to Robert’s contributions in the CFO role. As we open the next chapter for LPL Financial, I believe Dan is uniquely positioned to carry forward our strategic vision for the future of the firm, and I am greatly encouraged by the strength and balance of our senior leadership team,” Mr. Casady concluded.

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Important factors that may cause such differences include, but are not limited to, risks and uncertainties associated with changes in general economic and financial market conditions, fluctuations in assets under management, effects of competition in the financial services industry, changes in the number of the Company’s financial advisors and institutions and their ability to effectively market financial products and services, the effect of current, pending and future legislation, regulation and regulatory actions and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the period ended March 31, 2012, which are available on www.lpl.com and www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. The Company does not undertake and specifically disclaims any obligation to release publicly revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, the Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

About LPL Financial

LPL Financial, a wholly owned subsidiary of LPL Investment Holdings Inc. (NASDAQ: LPLA), is the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine, June 1996-2011), a top RIA custodian, and a leading independent consultant to retirement plans. LPL Financial offers proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to over 12,900 financial advisors and approximately 680 financial institutions. In addition, LPL Financial supports over 4,400 financial advisors licensed with insurance companies by providing customized clearing, advisory platforms and technology solutions. LPL Financial and its affiliates have approximately 2,700 employees with headquarters in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.

Securities offered through LPL Financial. Member FINRA/SIPC

*Based on total revenues, Financial Planning magazine, June 1996-2011

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LPLA-C

LPL Financial Media Contacts

Michael Herley

Kekst and Company

(212) 521-4897

michael-herley@kekst.com

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